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                            EXHIBIT 99

                          PRESS RELEASE



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                    P R E S S   R E L E A S E

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RELEASE DATE:                      CONTACT:
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June 17, 1998                      Frank D. Martz
                                   Senior Vice President
                                   of Operations and Secretary
                                   (724) 758-5584


            ESB FINANCIAL CORPORATION ANNOUNCES CASH DIVIDEND
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     ESB Financial Corporation announced today that its Board of Directors at its meeting on June 16, 1998 declared a quarterly cash dividend of $.09 on the Common Stock of ESB Financial Corporation payable on July 24, 1998 to the stockholders of record at the close of business on June 30, 1998.

     ESB Financial Corporation is the parent Holding Company of ESB Bank, F.S.B.

     In announcing the scheduled cash dividend, Charlotte A. Zuschlag, President and Chief Executive Officer, noted the Company's favorable results of operations for the three months ended March 31, 1998. The Company recognized net income for the three month period ended March 31, 1998 of $1.6 million or $.27 per share. This announcement reflects the Company's policy of declaring a regular quarterly cash dividend of $.09 per share, which represents the thirty-second consecutive quarter of declaring such a dividend. This quarterly cash dividend equates to an annual cash dividend of $.36 per share.



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